                                                                    EXHIBIT 10.4


                  COLLABORATIVE RESEARCH AND OPTION AGREEMENT

This COLLABORATIVE RESEARCH AND OPTION AGREEMENT is entered into as of
December 22, 1997 by and between PFIZER INC., a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017 and its Affiliates ("Pfizer"), and PEPTIDE THERAPEUTICS LIMITED ("Peptide"), a corporation having an office at 321 Cambridge Science Park, Milton Road, Cambridge CB4 4WG, England.

WHEREAS, Peptide has developed a vaccine candidate for the prevention and/or treatment of allergy; and

WHEREAS, Peptide has already granted an exclusive world-wide license for human applications of the vaccine to SmithKline Beecham plc; and

WHEREAS, Peptide wishes to grant an exclusive world-wide license for veterinary applications of the vaccine to Pfizer; and

WHEREAS, Pfizer has the capability to undertake research for the discovery and evaluation of agents for prevention and/or treatment of allergy and also the capability for clinical analysis, manufacturing and marketing with respect to such agents;

NOW, THEREFORE, the parties agree as follows:

1.    Definitions

Whenever used in this Agreement, the terms defined in this Section 1 shall have the meanings specified.

1.1 "Allergy Vaccine" means the vaccine comprising a certain peptide sequence from the target animal species from the fourth constant region of IgE coupled to a carrier. Examples of peptide sequences include but are not limited to;

        []*

        []*

        []*

----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

1.2 "Affiliate" means any corporation or other legal entity owning, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Peptide; any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by Pfizer or Peptide or any by a corporation or other legal entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares of similar voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Peptide.

1.3 "Research Plan" means the written plan describing the research and budgets for the research to be carried out by Pfizer pursuant to this Agreement, as may be amended from time to time. The current Research Plan is attached to and made a part of this Agreement as Exhibit A.

1.4 "Research Program" is the research program in the Area conducted by Pfizer pursuant to the Research Plan in effect during the Contract Period.

1.5     "Effective Date" is December 22, 1997.

1.6 "Contract Period" means the period beginning on the Effective Date and ending on the date on which this Agreement terminates.

1.7 "Area" means veterinary applications of the Allergy Vaccine which shall, for the avoidance of doubt, exclude any and all applications to humans of the Peptide Technology.

1.8 "Technology" means and includes all materials, technology, technical information, know-how, expertise and trade secrets within the Area.

1.9 "Peptide Patents" means (i) the patents and patent applications set out in Exhibit B including all continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, re-examinations and extensions thereof and (ii) any corresponding patent applications in additional countries and (iii) any patents and patent applications owned or controlled solely by Peptide which Peptide is free to offer to Pfizer and covering improvements and/or other developments of the patents and patent applications mentioned in (i) and
        (ii) hereinbefore

1.10 "Peptide Technology" means Technology that Peptide has the lawful right to disclose or otherwise transfer use rights to Pfizer and that is or was:

        (a) developed by employees of or consultants to Peptide alone or jointly with third parties prior to the Effective Date; or

        (b) acquired by purchase, license, assignment or other means from third parties by Peptide prior to the Effective Date.

        (c) for the avoidance of doubt Peptide Technology shall include "Peptide Patents set forth in parts (i) and (ii) of section 1.9".

1.11    "Joint Technology" means Technology that is or was:

        (a) developed by employees of or consultants to Pfizer using Peptide Technology during the Contract Period;

        (b) developed by employees of or consultants to Peptide alone or jointly with third parties in the Area during the Contract Period, except for Technology so developed that Peptide is prohibited to disclose or otherwise transfer use rights to Pfizer by the terms of an agreement in existence at such time as the subject matter thereof became a part of the Research Plan; or

        (c) acquired by purchase, license, assignment or other means from third parties by Peptide in the Area during the Contract Period, except for Technology so acquired that Peptide is prohibited to disclose or otherwise transfer use rights to Pfizer by the terms of an agreement in existence at such time as the subject matter thereof became a part of the Research Plan.

1.12 "Pfizer Technology" means Technology that Pfizer has the lawful right to disclose or otherwise transfer use rights to Peptide and that is or was:

        (a) developed by employees of or consultants to Pfizer alone or jointly with third parties prior to the Effective Date or during the Contract Period.

        (b) acquired by purchase, license, assignment or to other means from third parties by Pfizer prior to the Effective Date or during the Contract Period.

1.13 "Peptide Confidential Information" means all information about any element of the Peptide or Joint Technology which is disclosed by Peptide to Pfizer and designated "Confidential" in writing by Peptide at the time of disclosure to Pfizer to the extent that such information as of the date of disclosure to Pfizer is not (i) known to Pfizer other than by virtue of a prior confidential disclosure to Pfizer by Peptide; or
        (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Pfizer; or (iii) obtained from a third party free from any obligation of confidentiality to Peptide.

1.14 "Pfizer Confidential Information" means all information about any element of Pfizer or Joint Technology which is disclosed by Pfizer to Peptide and designated "Confidential" in writing by Pfizer at the time of disclosure to Peptide to the extent that such information as of the date of disclosure to Peptide is not (i) known to Peptide other than by virtue of a prior confidential disclosure to Peptide by Pfizer; or (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Peptide; or (iii) obtained from a third party free from any obligation of confidentiality to Pfizer.

1.15 "Joint Patent Rights" means all patentable inventions within Joint Technology including all the valid claims of patent applications, whether domestic or foreign, claiming such patentable inventions, including all continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, re-examinations and extensions thereof.

1.16 "Product" means the Allergy Vaccine or any product for the prevention and/or treatment of allergy in animals, the manufacture, use, sale, offer for sale or import of which would infringe a valid claim within Peptide Patents or Joint Patent Rights in the absence of a license.

2.      Research Program

2.1 Purpose. Pfizer shall conduct the Research Program throughout the Contract Period. All Technology in the Area developed in the Research Program will become part of the Joint Technology. The objective of the Research Program is to develop prophylactic and/or therapeutic vaccines against allergy for animals, based on the Allergy Vaccine.

2.2 Research Plan. The Research Plan is described in the attached Exhibit A. The attached Research Plan, and any subsequent Research Plan, shall be amended from time to time, as needed, and made part of this Agreement.

2.3 Exclusivity. Peptide agrees that during the Contract Period, and in the Area, neither Peptide nor any of its Affiliates shall sponsor any other research, or engage in any research sponsored by any third party without Pfizer's consent.

2.4     Reports and Materials

2.4.1   Reports.  During the Contract Period, Pfizer shall furnish to Peptide:

        (a) brief summary written reports within ten (10) business days after the end of each three-month period commencing on the Effective Date, describing its progress under the Research Plan; and

        (b) comprehensive written reports within forty-five (45) days after the end of the twelve (12) month period commencing on the Effective Date, describing in detail the work accomplished by it under the Research Plan and discussing and evaluating the results of such work.

2.4.2 Materials. Peptide shall, during the Contract Period, as a matter of course as described in the Research Plan, or upon Pfizer's written or oral request, furnish to Pfizer samples of Allergy Vaccine and other reagents in reasonable quantities which are necessary for Pfizer to carry out its responsibilities under the Research Plan.

2.5 Laboratory Facilities and Personnel. Pfizer shall provide suitable laboratory facilities, equipment and personnel for the work to be done by Pfizer in carrying out the Research Program. Peptide shall provide technical assistance to Pfizer in carrying out the Research Plan as may be requested and/or required by Pfizer during the Contract Period. Such technical assistance may include visits by Peptide personnel to Pfizer facilities. In the event Pfizer requests that Peptide personnel visit Pfizer facilities, Pfizer shall reimburse Peptide for reasonable costs associated with such visit, including lodging and travel expenses.

2.6 Diligent Efforts. Pfizer shall use reasonably diligent efforts to achieve the objectives of the Research Program. Pfizer shall carry out the Research Program using qualified personnel in accordance with generally accepted professional standards for such work; however, it is recognised by both parties that the work is developmental or experimental in nature and there can be no guarantee of success or that any particular result can be obtained in a timely fashion.

3.      Funding the Research Program

3.1 Research Funding. Pfizer shall perform the research in accordance with the Research Plan at no cost to Peptide, except as otherwise provided in this Agreement.

4.      Treatment of Confidential Information

4.1     Confidentiality

4.1.1 Pfizer and Peptide each recognise that the other's Confidential Information constitutes highly valuable, confidential information. Subject to, the obligations set forth in sections 4.2 and 4.3, Pfizer and Peptide each agree that during the term of this Agreement and for seven (7) years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Peptide Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it, or to any of its Affiliates pursuant to this Agreement. Neither Pfizer nor Peptide nor any of their respective Affiliates shall use such Confidential Information except as expressly permitted in this Agreement.

4.1.2 Pfizer and Peptide each agree that any disclosure of the other's Confidential Information to any officer, employee or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. Pfizer and Peptide each agree not to disclose the other's Confidential Information to any third parties under any circumstance without written permission from the other party. Each party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information.
        Each party, upon the other's request, will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request upon the termination of this Agreement except for one
        (1) copy which may be kept for the purpose of complying with continuing obligations under this Agreement.

4.1.3 Pfizer represents that all of its employees, and any consultants to Pfizer, participating in the Research Program who shall have access to Peptide Technology or Joint Technology and Peptide Confidential Information are bound by agreement to maintain such information in confidence.

4.2 Publication. Notwithstanding any matter set forth with particularity in this Agreement to the contrary, results obtained in the course of the Research Program may be submitted for publication following scientific review by the Peptide and Pfizer management. After receipt of the proposed publication by both Pfizer and Peptide management's written approval or disapproval shall be provided by Pfizer and Peptide within sixty (60) days or time otherwise sufficient to allow for filing for patent protection on the contents of the publication. In the event of disagreement concerning approval or disapproval, Pfizer shall have final decision making authority.

4.3 Publicity. Except as required by law, or the rules of any stock exchange, neither party may disclose the terms of this Agreement nor the research described in it without the written consent of the other party, which consent shall not be unreasonably withheld. However, Pfizer acknowledges that Peptide wishes to announce the signing of this Agreement without disclosing any commercial terms and shall provide a draft press release for Pfizer's approval prior to such announcement which shall not be unreasonably withheld or delayed.

4.4 Disclosure of Inventions. Pfizer shall promptly inform Peptide about all inventions in the Area that are conceived, made or developed in the course of carrying out the Research Program by employees of, or consultants to, Pfizer.

4.5 Restrictions on Transferring Materials. Pfizer and Peptide recognise that the biological, synthetic chemical and biochemical materials which are part of Pfizer Technology, Peptide Technology or Joint Technology, represent valuable commercial assets. Therefore, throughout the Contract Period and for seven (7) years thereafter, subject to the license rights granted in Section 5.3, Peptide and Pfizer agree not to transfer such materials of the other party or joint materials to any third party, unless prior written consent for any such transfer is obtained from the other party.

5.      Intellectual Property Rights. The following provisions (section 6, 7 and
        8) relate to rights in the intellectual property developed or used by Pfizer during the course of carrying out the Research Program.

6. Ownership. All Peptide Confidential Information and Peptide Technology shall be owned by Peptide. All Pfizer Confidential Information and Pfizer Technology shall be owned by Pfizer. All Joint Technology shall be owned jointly by Peptide and Pfizer. All Joint Patent Rights shall be jointly owned.

7. Grant of Research Licenses. Peptide grants to Pfizer a nonexclusive, irrevocable, world-wide, royalty-free license, including the right to grant sub-licenses to Affiliates, to make and use Peptide Confidential Information and Peptide Technology and Joint Technology and Joint Patent Rights for all research purposes other than the sale or manufacture for sale of products or processes.

8. Grant of License Option. As consideration for Pfizer's performance of the Research Program and the payment by Pfizer to Peptide on the date of signing this Agreement of the total sum of one hundred and fifty thousand US dollars (US $150,000.00), during the term of this Agreement and for a period of six (6) months thereafter, Pfizer shall have the exclusive option to acquire an exclusive world-wide, royalty bearing, license, including the right to grant sub-licenses, to make, use, sell, offer for sale and import Products under all Peptide's right, title and interest in the Peptide Technology, Joint Technology and Joint Patent Rights in every country in the world. If Pfizer wishes to take up the option then the parties shall negotiate in good faith to reach agreement on the terms of the license which shall include the terms set forth in Exhibit C.

9.      Term and Termination

9.1 Term. Unless sooner terminated or extended, this Agreement shall expire two (2) years from the Effective Date.

9.2 Events of Termination. The following events shall constitute events of termination ("Events of Termination"):

        (a) any written representation or warranty by Peptide or Pfizer, or any of its officers, made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made, or

        (b) Peptide or Pfizer shall fail in any material respect to perform or observe any term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with this Agreement, and any such failure shall remain unremedied for ninety (90) days after written notice to the failing party.

9.3     Termination

9.3.1 Upon the occurrence of any Event of Termination, the party not responsible may, by notice to the other party, terminate this Agreement.

9.3.2   Pfizer may terminate this Agreement, with or without cause, upon ninety
        (90) days notice to Peptide.

9.3.3 If Pfizer terminates this Agreement pursuant to Section 9.2(a) or 9.2(b), the license option set forth in Section 8 shall continue according to its terms. If Peptide terminates this Agreement pursuant to Section 9.2(a) or 9.2(b), that license shall, only upon mutual agreement of the parties, continue according to its terms.

9.3.4 Termination of this Agreement for any reason shall be without prejudice to any other remedies which either party may otherwise have.

9.3.5 If Pfizer do not exercise the License Option as described in section 8 then Pfizer shall;

            (i) grant to Peptide a royalty free perpetual license with a right of sub-license for research purposes to use the Joint Technology within the Area

            (ii) grant to Peptide a royalty bearing perpetual license with a right of sub-license for commercial purposes to use the Joint Technology within the Area. The commercial terms for such a license to be reasonable taking into account the relative contribution of the Joint Technology and the Peptide Technology

10. Representations and Warranties. Peptide and Pfizer each represent and warrant as follows:

10.1 It is a corporation duly organised validly existing and is in good standing and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

        The execution, delivery and performance by it of this Agreement have been duly authorised by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulations, order, writ, judgement, injunctions, decree, determination award presently in effect having applicability to it or any provision of its certificate of incorporation or by-laws or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

10.2 This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or similar laws, from time to time in effect, affecting creditor's rights generally.

10.3 It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfilment of its obligations.

10.4 It has good and marketable title to or valid leases or licenses for, all of its properties, rights and assets necessary for the fulfilment of its responsibilities under the Research Program, subject to no claim of any third party other than the relevant lessors, licensors or lienors.

11. Covenants of Peptide and Pfizer other than Reporting Requirements. Throughout the Contract Period, Peptide and Pfizer each shall:

11.1 maintain and preserve its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of their business and operations or the ownership of their properties.

11.2 comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to conduct the Research Program, except for those laws, rules, regulations, and orders it may be contesting in good faith.

12.     Indemnification.  Pfizer will []*



----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

[   ]*


13. Notices. All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follow, or to such other address as may be designated from time to time:

        If to Pfizer:   To Pfizer at its address as set forth at the beginning
                        of this Agreement.
                        Attention: Vice President, Animal Health Discovery
                        Research with copy to: Legal Division, Groton, CT 06345.

        If to Peptide:  Peptide at its address as set forth at the beginning of this Agreement.
                        Attention: Commercial Director.

        Notices shall be deemed given as of the date received.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England.

15.     Miscellaneous

15.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

15.2 Headings. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

15.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

15.4 Amendment, Waiver. This Agreement may be amended, modified, superseded or cancelled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

        delay or failure of any party at any time or times to required performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the reach of such term or any other term of this Agreement.

15.5 No Third Party Beneficiaries. No third party including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

15.6 Assignment and Successors. This Agreement may not be assigned by either party, except that each party may assign this Agreement and the rights and interests of such party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations.

15.7 Force Majeure. Neither Pfizer nor Peptide shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Peptide.

15.8 Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorised representatives.

                              PFIZER INC


                              By: /s/ illegible
                                 -----------------------------------

                              Title: President, Central Reasearch
                                    --------------------------------
                                     Vice President, Pfizer Inc.

                              PEPTIDE THERAPEUTICS LIMITED


                              By: /s/ NA Higgins
                                 -----------------------------------

                              Title: Commercial Director
                                    --------------------------------

                                    EXHIBIT A

                                Anti-IgE Vaccine

          Development Plan for Decapeptide from Peptide Therapeutics

         []*


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                    EXHIBIT B

                                   The Patents


         []*


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                    EXHIBIT C


         []*


----------

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The Complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.